UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kadmon Holdings, LLC

to be converted as described herein to a corporation named

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3576929
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

450 East 29th Street, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-211949 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

Kadmon Holdings, LLC, the registrant whose name appears on the cover of this Registration Statement, is a Delaware limited liability company. Prior to the closing of its initial public offering, Kadmon Holdings, LLC intends to convert into a Delaware corporation pursuant to a statutory conversion and change its name to Kadmon Holdings, Inc. The shares of common stock to be listed on the New York Stock Exchange and referred to herein are securities of Kadmon Holdings, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Kadmon Holdings, Inc. (the “Registrant”) is set forth under “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-211949), filed with the United States Securities and Exchange Commission on June 10, 2016, as amended, including any form of prospectus contained therein subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description and prospectus are incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Kadmon Holdings, LLC

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Executive Vice President, Chief Financial Officer

Date:    July 21, 2016